UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2021

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2021, 555 N Research Corporation, a wholly-owned subsidiary of CVD Equipment Corporation (the “Company’), entered into an Agreement of Purchase and Sale (the “Agreement”) with Steel K, LLC (the “Buyer”) for the sale by the Company (the “Transaction”) of the building and real property located at 555 North Research Place, Central Islip, New York 11722 (the “Premises”).

The sale price for the Premises is $24,360,000, subject to adjustment for apportionments, adjustments and credits as described in the Agreement (the “Purchase Price”). Upon execution of the Agreement, the Buyer deposited the sum of $1,218,000 into escrow as an initial down payment against the Purchase Price, with the remaining balance of $23,142,000 (subject to adjustment for apportionments, adjustments and credits as described in the Agreement) to be paid at the closing of the Transaction. A portion of the sale proceeds will be used to satisfy the existing mortgage debt on the Premises in the approximate amount of $9.3 million as of the execution of the Agreement, as well as various costs related to the closing of the Transaction in an amount to be determined. Any excess proceeds from the sale of the Premises will be used by the Company for general working capital purposes.

The Agreement provides for a thirty day Environmental Diligence Period (as defined in the Agreement) and a closing shall take place within thirty days following the expiration thereof, subject to the Company’s right to adjourn the closing and the Buyer’s right to extend the closing date as described in the Agreement. The closing of the Transaction is also subject to the satisfaction or waiver by the parties of certain conditions to closing or contingencies as described in the Agreement.

The foregoing is a summary of the material terms of the Agreement and is subject to, and qualified entirely by reference to, the full text of the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 2.02	Results of Operations and Financial Condition

On March 31, 2021, the Company issued a press release reporting on its results of operations for the fourth quarter and year ended December 31, 2021.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Chief Financial Officer and
Secretary